Exhibit 99.1

MYR Group Inc. Establishes Electrical Construction Operations in Alaska to serve the Electric Utility and Industrial Markets

Rolling Meadows, Ill., September 3, 2013 — MYR Group Inc. (“MYR”) (NASDAQ: MYRG), a leading specialty contractor serving the electrical infrastructure market in the United States, announced it has established district operations in Anchorage and Fairbanks Alaska through its subsidiary Sturgeon Electric Company, Inc. (“Sturgeon Electric”). Anticipating market growth over the next several years, MYR acquired equipment and transferred personnel from an existing operation of NORCON, Inc. (“NORCON”), a subsidiary of CH2M HILL.

NORCON has been performing oil and gas pipeline construction in Alaska since the mid-seventies and expanded its service capabilities to include electrical construction in the late eighties. This addition allowed NORCON to provide electrical construction services for its own projects, as well as contract services to other utilities and industrial clients in the area. As the market continues to grow, NORCON has chosen to focus efforts entirely on its core oil and gas business, thereby allowing the opportunity to establish a mutually beneficial arrangement with Sturgeon Electric. This transfer will allow Sturgeon Electric to establish a new market to grow its core business of electrical construction services and enable Sturgeon Electric to quickly establish contracts with important clients.

Sturgeon Electric will continue to provide services to NORCON as needed, while growing its market presence in Alaska through electrical and communications services for other customers, and positioning the company for major transmission projects in the future. Additionally, Sturgeon Electric will provide continuity of employment for existing NORCON and local union employees and customer service to existing NORCON clients while pursuing additional projects and clients.

“MYR Group is excited about geographic expansion into Alaska and the opportunities this unique market presents for us,” said William A. Koertner, chairman and chief executive officer of MYR. “Due to our transaction with NORCON, we have an established staff, market knowledge and equipment resources in place, which will allow us to hit the ground running. NORCON has built an excellent staff of employees in this market offering a full range of services to a number of top-quality clients.”

About MYR Group Inc.

MYR is a leading specialty contractor serving the electrical infrastructure market in the United States. MYR is one of the largest national contractors servicing the transmission and distribution sector of the United States electric utility industry. MYR’s transmission and distribution customers include electric utilities, private developers, cooperatives and municipalities. MYR provides a broad range of services on electric transmission and distribution networks and substation facilities which include design, engineering, procurement, construction, upgrade, maintenance and repair services with a particular focus on construction, maintenance and repair, throughout the United States. MYR also provides commercial and industrial electrical contracting services to property owners and general contractors in the western United States.

Forward-Looking Statements

Various statements in this announcement, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements. The forward-looking statements may include projections and estimates concerning the timing and success of projects with NORCON and other customers in Alaska and our future activities in Alaska. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “plan,” “goal,” “see,” “should,” “appears” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this announcement speak only as of the date of this announcement; we disclaim any obligation to update these statements (unless required by securities laws), and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Forward-looking statements in this press announcement should be evaluated together with the many uncertainties that affect MYR’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of MYR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in any risk factors or cautionary statements contained in MYR’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

MYR Group Inc. Contact:

Paul J. Evans, Chief Financial Officer, 847-290-1891, investorinfo@myrgroup.com

Investor Contact:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com